For Immediate Release
April 21, 2005



                    BellSouth Reports First Quarter Earnings

        o  1.4 million Cingular net customer additions
        o  253,000 DSL net customer additions
        o  455,000 long distance net customer additions

ATLANTA - BellSouth Corporation (NYSE: BLS) announced first quarter 2005 earnings per share (EPS) from continuing operations of 37 cents compared to 63 cents in first quarter 2004. First quarter 2004 results included 16 cents from the gain on the sale of operations in Denmark. Normalized EPS from continuing operations was 39 cents compared to 48 cents in the same quarter a year ago. Normalizing items in the first quarter of 2005 consisted of wireless merger integration costs (1 cent) and debt extinguishment costs (1 cent).

BellSouth had continued growth in key drivers in the first quarter of 2005 with a record 253,000 net DSL customer additions and solid long distance growth, while Cingular Wireless added 1.4 million net customers. "BellSouth has 65 percent of its normalized revenue positioned towards growth opportunities in wireless, broadband data, long distance and yellow pages. Our first quarter results show that BellSouth made significant progress in growing revenues and customers in all these sectors," said Duane Ackerman, Chairman and Chief Executive Officer.

Reported Results from Continuing Operations
For the first quarter of 2005, BellSouth's consolidated reported revenue from continuing operations totaled $5.09 billion, an increase of 2.3 percent compared to the same quarter in 2004. Income from continuing operations was $683 million compared to $1.15 billion in the same quarter of the previous year, which included a $295 million after-tax gain on the sale of operations in Denmark.

Operating free cash flow from continuing operations (defined as net cash provided by operating activities less capital expenditures) was $968 million for the first quarter of 2005. Capital expenditures for continuing operations for the first quarter of 2005 were $750 million.

Normalized Results from Continuing Operations
Normalized results from continuing operations include BellSouth's 40 percent proportionate share of Cingular's revenues and expenses. Cingular completed its acquisition of AT&T Wireless on Oct. 26, 2004. Results prior to the acquisition date have not been restated.

Normalized revenue was $8.31 billion for the first quarter of 2005 compared to $6.57 billion for the first quarter in 2004. Normalized net income was $718 million compared to $888 million for the first quarter in 2004. BellSouth's first quarter 2005 earnings related to Cingular Wireless were affected by high gross customer additions and upgrades, as well as accelerated depreciation and acquisition-related financing costs associated with the acquisition of AT&T Wireless.

Communications Group
In the first quarter of 2005, Communications Group revenue was $4.62 billion, an increase of 1.2 percent compared to the same quarter of 2004. First quarter operating margin was 24.2 percent compared to 25.0 percent for the full year of 2004 and up 260 basis points over the previous quarter.

During the first quarter of 2005, BellSouth added a record 253,000 net DSL customers and currently serves more than 2.3 million customers. The Company is focused on driving greater broadband penetration with competitive offers and incentives to encourage customers to choose BellSouth(R) FastAccess(R) DSL over competing products. Driven by DSL, network data revenue for the first quarter was $1.16 billion, an increase of 6.3 percent compared to the same quarter of 2004.

BellSouth added 455,000 mass-market long distance customers during the first quarter of 2005, and now serves nearly 6.5 million mass-market long distance customers. These customers represent more than a 50 percent penetration of BellSouth's mass-market base and spend an average of approximately $17 per month on long distance with BellSouth.

During the first quarter, more than 113,000 customers added DIRECTV(R) to their communications service package bringing the total number of customers with this package to 314,000. With DIRECTV(R) and Cingular Wireless, BellSouth provides a competitively priced "grand-slam" package of wireline and wireless voice, data, and entertainment services.

As of March 31, 2005, total access lines were 21.2 million, down 3.9 percent compared to a year earlier and down 137,000 compared to year-end 2004. During first quarter, retail access lines declined by 61,000, which included positive business line growth of 6,000. UNE-P access lines resold by BellSouth competitors were down 95,000 compared to year-end 2004.


Cingular Wireless
Cingular Wireless, the nation's largest wireless provider, added more than 1.4 million customers in the first quarter of 2005, bringing its nationwide customer base to 50.4 million customers. Cingular's gross customer additions in the first quarter totaled 4.8 million demonstrating continued momentum in the marketplace. Churn improved sequentially to 2.2 percent in the first quarter of 2005.

Cingular's reported revenue was $8.2 billion for the first quarter of 2005 representing a 5.3 percent increase over pro forma revenue from the prior year period. BellSouth's normalized revenue includes its 40% share of Cingular's reported revenue.

Service ARPU (average revenue per user) in the first quarter was $49.59, a decline of 3.3 percent from the prior year (pro forma) and a slight sequential decline of 38 cents (pro forma). ARPU from data services continued its strong growth in the first quarter, increasing to $3.70, up $0.81 from the previous quarter. Revenue from data services continues to grow with increased customer usage of text messaging, mobile instant messaging, mobile email, downloadable ringtones, games and photo messaging.

Cingular's first quarter normalized service margin from operating income before depreciation and amortization was 25.5 percent, a 210 basis point improvement compared to the fourth quarter of 2004. The first quarter service margin was negatively impacted by approximately $135 million or 180 basis points, when compared to fourth quarter 2004, due to network access costs that were previously reported in equity earnings prior to the termination of Cingular's joint venture with T-Mobile.

Cingular has reached several important milestones in the integration process of AT&T Wireless operations and services. In addition to strong consecutive quarters of net new customer growth, Cingular has migrated approximately 3 million AT&T Wireless subscribers to new Cingular postpaid plans since the close of the merger.

During the first quarter, 72 percent of Cingular's subscriber base was GSM-equipped, up from 65 percent in the fourth quarter of 2004. In addition, 84 percent of the company's total combined minutes are now carried on its GSM network. Through roaming agreements with other wireless carriers, the company expanded coverage of its national wireless data network -- EDGE -- to cover more than 250 million people, with availability in 13,000 cities and towns and along nearly 40,000 miles of interstate highways across the country. Cingular is on schedule to deploy UMTS (Universal Mobile Telecommunications System) 3G network technology with HSDPA (High-Speed Downlink Packet Access), which delivers superior speeds for data and video services. Wireless capital expenditures were $971 million for the quarter.


Advertising & Publishing
In the first quarter of 2005, Advertising & Publishing grew revenue by 1.9 percent year-over-year to $491 million. Operating margin for the first quarter of 2005 was 47.0 percent compared to 49.6 percent in the first quarter of 2004. Segment net income was $141 million compared to $147 million in the first quarter of 2004.


Discontinued Operations: Latin America
The Company's financial statements reflect results for the Latin American segment in the line item titled Discontinued Operations. In January 2005, BellSouth completed the sale of its ownership interest in its wireless operations in Chile and Argentina to Telefonica Moviles S.A. (NYSE: TEM). For the first quarter, BellSouth reported income from discontinued operations of $381 million or 21 cents per share, including the after-tax gain related to the sale of the Chile and Argentina operations.

Normalizing Items
In the first quarter of 2005, the difference between reported (GAAP) EPS from continuing operations and normalized EPS is shown in the following table:

----------------------------------- ------------ ------------
                                       1Q05         1Q04
----------------------------------- ------------ ------------
----------------------------------- ------------ ------------
GAAP Diluted EPS - Income from
  continuing operations                $0.37        $0.63
----------------------------------- ------------ ------------
----------------------------------- ------------ ------------

----------------------------------- ------------ ------------
----------------------------------- ------------ ------------
Wireless merger integration costs      $0.01
----------------------------------- ------------ ------------
----------------------------------- ------------ ------------
Debt extinguishment costs              $0.01
----------------------------------- ------------ ------------
----------------------------------- ------------ ------------
Sale of Sonofon                                    ($0.16)
----------------------------------- ------------ ------------
----------------------------------- ------------ ------------
Regulatory settlement                               $0.02
----------------------------------- ------------ ------------
----------------------------------- ------------ ------------

----------------------------------- ------------ ------------
----------------------------------- ------------ ------------
Normalized Diluted EPS - Income
  from continuing operations (1)       $0.39        $0.48
----------------------------------- ------------ ------------
(1) 1Q04 does not sum due to rounding

Wireless merger integration costs - Represents BellSouth's 40 percent share of tax-effected wireless merger integration costs of $105 million incurred during the first quarter in connection with the Cingular/AWE merger.

Debt extinguishment costs - Represents one-time expenses associated with the early extinguishment of $400 million of long-term debt.

Sale of Sonofon - Gain related to the sale of our operations in Denmark.

Regulatory settlement - In April 2004, BellSouth entered into a settlement agreement with respect to previously disclosed litigation (See 2004 10K for further discussion).

About BellSouth Corporation


BellSouth Corporation is a Fortune 100 communications company headquartered in Atlanta, Georgia. BellSouth has joint control and 40 percent ownership of Cingular Wireless, the nation's largest wireless voice and data provider with more than 50 million customers.

Backed by award-winning customer service, BellSouth offers the most comprehensive and innovative package of voice and data services available in the market. Through BellSouth Answers(R), residential and small business customers can bundle their local and long distance service with dial-up and high-speed DSL Internet access, satellite television and Cingular(R) Wireless service. For businesses, BellSouth provides secure, reliable local and long distance voice and data networking solutions. BellSouth also offers online and directory advertising through BellSouth(R) RealPages.com(R) and The Real Yellow Pages(R).

BellSouth believes that diversity and fostering an inclusive environment are critical in maintaining a competitive advantage in today's global marketplace. More information about BellSouth can be found at www.bellsouth.com.

Further information about BellSouth and Cingular's first quarter earnings can be accessed at www.bellsouth.com/investor. The press release, financial statements and Investor News summarizing highlights of the quarter are available on the BellSouth Investor Relations website starting today at 8 a.m. Eastern Time (ET).

BellSouth will host a conference call with investors today at 10 a.m. (ET). Participating will be BellSouth CFO Ron Dykes and Investor Relations Vice President Nancy Davis. Dial-in information for the conference call is as follows:
Domestic:  888-370-1863
International:  706-634-1735

The conference call will also be webcast live beginning at 10 a.m. (ET) on our website at www.bellsouth.com/investor. The webcast will be archived on our website beginning at approximately 1 p.m. (ET) today.

A replay of the call will be available beginning at approximately 1 p.m. (ET) today, through April 28, 2005, and can be accessed by dialing:
Domestic:  800-642-1687 - Reservation number:  4107441
International:  706-645-9291 - Reservation number:  4107441

In addition to historical information, this document may contain forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in markets where we operate or have material investments which would affect demand for our services; (ii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iii) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (iv) unfavorable regulatory actions; and
(v) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

This document may also contain certain non-GAAP financial measures. The most directly comparable GAAP financial measures, and a full reconciliation of non-GAAP to GAAP financial information, are attached hereto and provided on the Company's investor relations website, www.bellsouth.com/investor.

For More Information Contact:
Jeff Battcher, Media Relations at 404-249-2793
BellSouth Investor Relations at 800-241-3419

    BellSouth Corporation
    Consolidated Statements of Income - Reported Basis (unaudited) (amounts in millions, except per share data)

    Note to Readers: See Normalization Earnings Summary and Reconciliation to GAAP results on pages 3 and 4 for a summary of unusual items included in Reported Basis results.

                                       1Q05    1Q04   Growth    4Q04   Growth


    Operating Revenues
      Communications group            $4,593  $4,488     2.3%  $4,613   -0.4%
      Advertising and publishing         488     479     1.9%     524   -6.9%
      All other                           10       9    11.1%       9   11.1%
        Total Operating Revenues       5,091   4,976     2.3%   5,146   -1.1%
    Operating Expenses
      Cost of services and products 1,888 1,798 5.0% 2,052 -8.0% Selling, general &
       administrative expenses           926     909     1.9%   1,072  -13.6%
      Depreciation and amortization 918 898 2.2% 916 0.2% Provision for restructuring and
       asset impairments                   7      13   -46.2%      18  -61.1%
        Total Operating Expenses       3,739   3,618     3.3%   4,058   -7.9%
    Operating Income                   1,352   1,358    -0.4%   1,088   24.3%
    Interest Expense                     291     215    35.3%     270    7.8%
    Other Income (Expense), net          (24)    630  -103.8%    (177)  86.4%
    Income from Continuing Operations
     before Income Taxes               1,037   1,773   -41.5%     641   61.8%
    Provision for Income Taxes           354     623   -43.2%     188   88.3%
    Income from Continuing Operations 683 1,150 -40.6% 453 50.8% Income (Loss) from Discontinued
     Operations, net of tax              381     449   -15.1%     911  -58.2%
          Net Income                  $1,064  $1,599   -33.5%  $1,364  -22.0%

    Diluted:
      Weighted Average Common Shares
       Outstanding                     1,836   1,838    -0.1%   1,836    0.0%
      Earnings Per Share:
         Income from Continuing
          Operations                   $0.37   $0.63   -41.3%   $0.25   48.0%
         Income from Discontinued
          Operations                   $0.21   $0.24   -12.5%   $0.50  -58.0%
         Net Income                    $0.58   $0.87   -33.3%   $0.74  -21.6%


    Selected Financial and Operating Data

    Operating income                 $1,352  $1,358    -0.4%   $1,088    24.3%
    Operating margin                  26.6%   27.3%  -70 bps    21.1%  550 bps

    Declared dividends per share      $0.27   $0.25     8.0%    $0.27     0.0%
    Capital expenditures               $750    $635    18.1%   $1,059   -29.2%

    Common shares outstanding         1,831   1,834    -0.2%    1,831     0.0%
    Book value per share             $12.93  $11.48    12.6%   $12.60     2.6%

    BellSouth Corporation
    Consolidated Statements of Income - Normalized Basis (unaudited) (amounts in millions, except per share data)

        Note to Readers: Our reported results, as shown on page 1, are prepared in accordance with generally accepted accounting principles (GAAP). The normalized results presented below exclude the impact of certain non-recurring or non-operating items, the details of which are provided on pages 3 and 4 of this release. In addition, the normalized results reflect our 40% proportionate share of Cingular's results, the presentation of which is not allowed under GAAP. Normalized results exclude discontinued operations from all periods. Certain reclassifications have been made to prior periods to conform to the current presentation.

                                        1Q05    1Q04   Growth   4Q04   Growth

    Operating Revenues
       Communications group            $4,521  $4,491    0.7%  $4,548   -0.6%
       Domestic wireless                3,292   1,587  107.4%   2,848   15.6%
       Advertising and publishing         488     479    1.9%     524   -6.9%
       All other                           10       9   11.1%       9   11.1%
          Total Operating Revenues      8,311   6,566   26.6%   7,929    4.8%

    Operating Expenses
       Cost of services and products 3,199 2,349 36.2% 3,039 5.3% Selling, general, &
        administrative expenses         2,085   1,464   42.4%   2,148   -2.9%
       Depreciation and amortization    1,588   1,119   41.9%   1,472    7.9%
          Total Operating Expenses      6,872   4,932   39.3%   6,659    3.2%
    Operating Income                    1,439   1,634  -11.9%   1,270   13.3%
    Interest Expense                      403     272   48.2%     368    9.5%
    Other Income (Expense), net            74       4     N/M*     35  111.4%
    Income Before Income Taxes          1,110   1,366  -18.7%     937   18.5%
    Provision for Income Taxes            392     478  -18.0%     297   32.0%
            Net Income                   $718    $888  -19.1%    $640   12.2%

    Diluted:
       Weighted Average Common Shares
        Outstanding                     1,836   1,838   -0.1%   1,836    0.0%
       Earnings Per Share               $0.39   $0.48  -18.8%   $0.35   11.4%
    * - Not meaningful.



    Selected Financial and Operating Data


    Operating income                   $1,439  $1,634  -11.9%  $1,270   13.3%
    Operating margin                    17.3%   24.9% -760 bps  16.0% 130 bps

    Declared dividends per share        $0.27   $0.25    8.0%   $0.27    0.0%
    Capital expenditures                 $750    $635   18.1%  $1,059  -29.2%

    Common shares outstanding           1,831   1,834   -0.2%   1,831    0.0%
    Book value per share               $12.93  $11.48   12.6%  $12.60    2.6%
    Total employees                    62,636  64,651   -3.1%  62,564    0.1%

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    First Quarter 2005
                                                     Discontinued  Continuing
                                                      Operations   Operations
                                             GAAP         C        (GAAP - C)

    Operating Revenues                        $5,091          $0      $5,091
    Operating Expenses                         3,739         -         3,739
    Operating Income                           1,352         -         1,352
    Interest Expense                             291         -           291
    Other Income (Expense), net                  (24)        -           (24)
    Income from Continuing Operations
     before Income Taxes                       1,037         -         1,037
    Provision for Income Taxes                   354         -           354
    Income from Continuing Operations            683         -           683
    Income (Loss) from Discontinued
     Operations, net of tax                      381        (381)        -
            Net Income                        $1,064       ($381)       $683

    Diluted Earnings Per Share                 $0.58      ($0.21)      $0.37


    First Quarter 2005                            Normalizing Items

                                                    Merger
                                                   Integra-   Debt
                                                     tion    Exting.
                                                    Costs     Costs
                                          Cingular
                                              A        E        F   Normalized

    Operating Revenues                      $3,220      $0      $0   $8,311
    Operating Expenses                       3,175     (42)    -      6,872
    Operating Income                            45      42     -      1,439
    Interest Expense                           112     -       -        403
    Other Income (Expense), net                 76     -        22       74
    Income from Continuing Operations
     before Income Taxes                         9      42      22    1,110
    Provision for Income Taxes                   9      21       8      392
    Income from Continuing Operations          -        21      14      718
    Income (Loss) from Discontinued
     Operations, net of tax                    -       -       -        -
            Net Income                          $0     $21     $14     $718

    Diluted Earnings Per Share               $0.00   $0.01   $0.01    $0.39

    BellSouth Corporation
    Normalized Earnings Summary and Reconciliation to Reported Results (amounts in millions, except per share data)

    First Quarter 2004

                                                    Discontinued Continuing
                                                     Operations  Operations
                                             GAAP         C      (GAAP - C)

    Operating Revenues                        $4,976          $0      $4,976
    Operating Expenses                         3,618         -         3,618
    Operating Income                           1,358         -         1,358
    Interest Expense                             215         -           215
    Other Income (Expense), net                  630         -           630
    Income from Continuing Operations
     before Income Taxes                       1,773         -         1,773
    Provision for Income Taxes                   623         -           623
    Income from Continuing Operations          1,150         -         1,150
    Income (Loss) from Discontinued
     Operations, net of tax                      449        (449)        -
            Net Income                        $1,599       ($449)     $1,150

    Diluted Earnings Per Share *               $0.87      ($0.24)      $0.63

    * Normalized earnings per share for first quarter 2004 does not sum due to rounding.



    First Quarter 2004                             Normalizing Items

                                                             Regula-
                                                              tory
                                                    Sale of  Settle-
                                          Cingular  Sonofon   ment
                                              A        B       D    Normalized

    Operating Revenues                      $1,540       $0     $50   $6,566
    Operating Expenses                       1,317      -        (3)   4,932
    Operating Income                           223      -        53    1,634
    Interest Expense                            57      -       -        272
    Other Income (Expense), net               (164)    (462)    -          4
    Income from Continuing Operations
     before Income Taxes                         2     (462)     53    1,366
    Provision for Income Taxes                   2     (167)     20      478
    Income from Continuing Operations          -       (295)     33      888
    Income (Loss) from Discontinued
     Operations, net of tax                    -        -       -        -
            Net Income                          $0    ($295)    $33     $888

    Diluted Earnings Per Share *             $0.00   ($0.16)  $0.02    $0.48

    * Normalized earnings per share for first quarter 2004 does not sum due to rounding.

    BellSouth Corporation
    Notes to Normalized Financial and Operating Data (pages 3 and 4) (amounts in millions, except per share data)

    Our normalized earnings have been adjusted for the following:

    (a) The periods presented have been adjusted to include our 40% proportional share of Cingular Wireless' operating results, net of eliminations for amounts charged by other BellSouth companies to Cingular.

    (b)  Gain related to the sale of our operations in Denmark.

    (c) Discontinued Operations - In March 2004, we announced our intention to sell our Latin American properties. Accordingly, the prior period results have been recast to reflect the Latin American operations as Discontinued Operations and thus excluded from normalized results. These amounts are reported net of a $405 tax benefit in the first quarter of 2004. The first quarter 2005 results include an after-tax gain of $390 related to the final 2 of the 10 properties that were closed in January.

    (d) Regulatory Settlement - In April 2004, BellSouth entered into a settlement agreement with respect to previously disclosed litigation (See 2004 10K for further discussion).

    (e) Wireless merger integration costs - Represents BellSouth's 40% share of tax-effected wireless merger integration costs of $105 incurred during the 1st quarter 2005 in connection with the Cingular/AWE merger.

    (f) Debt extinguishment costs - Represents one-time expenses associated with the early extinguishment of $400 of long-term debt.

    BellSouth Corporation
    Consolidated Balance Sheets (unaudited)
    (amounts in millions, except per share data)

                                         March 31,  December 31, Change vs.
                                            2005        2004     Prior Year

    Assets
    Current Assets:
      Cash and cash equivalents                $516        $680       ($164)
      Short-term investments                      0          16         (16)
      Accounts receivable, net of
       allowance for uncollectibles of
       $291 and $317                          2,467       2,559         (92)
      Material and supplies                     308         321         (13)
      Other current assets                      907       1,055        (148)
      Assets of discontinued operations           0       1,068      (1,068)
        Total Current Assets                  4,198       5,699      (1,501)

    Investment in and Advances to
     Cingular Wireless                       22,265      22,771        (506)
    Property, Plant and Equipment, net       21,913      22,039        (126)
    Other Assets                              7,512       7,400         112
    Goodwill                                      0           0           0
    Intangible Assets, net                    1,557       1,587         (30)
    Total Assets                            $57,445     $59,496     ($2,051)

    Liabilities and Shareholders' Equity
    Current Liabilities:
      Debt maturing within one year          $4,149      $5,475     ($1,326)
      Accounts payable                          994       1,047         (53)
      Other current liabilities               3,049       3,018          31
      Liabilities of discontinued
       operations                                 0         830        (830)
        Total Current Liabilities             8,192      10,370      (2,178)

    Long-Term Debt                           14,669      15,108        (439)

    Noncurrent Liabilities:
      Deferred income taxes                   6,351       6,492        (141)
      Other noncurrent liabilities            4,557       4,460          97
        Total Noncurrent Liabilities         10,908      10,952         (44)

    Shareholders' Equity:
      Common stock, $1 par value              2,020       2,020           0
      Paid-in capital                         7,810       7,840         (30)
      Retained earnings                      19,802      19,267         535
      Accumulated other comprehensive
       income                                   (80)       (157)         77
      Shares held in trust and treasury      (5,876)     (5,904)         28
        Total Shareholders' Equity           23,676      23,066         610
    Total Liabilities and Shareholders'
     Equity                                 $57,445     $59,496     ($2,051)

    BellSouth Corporation
    Consolidated Statements of Cash Flows (unaudited)
    (amounts in millions, except per share data)

                                                1Q05        1Q04        4Q04

    Cash Flows from Operating Activities:
    Income from Continuing Operations           $683      $1,150         $453
    Adjustments to income from continuing
     operations:
       Depreciation and amortization             918         898          916
       Provision for uncollectibles               85         115           99
       Net losses (earnings) of equity
        affiliates                                80        (104)         260
       Deferred income taxes                     (45)        169          341
       Net (gains) losses on sale or
        impairment of equity securities          -             3           (5)
       Pension income                           (133)       (121)        (121)
       Pension settlement (gains) losses         -           -            -
       Stock-based compensation expense           25          28           29
       Loss on extinguishment of debt             22         -            -
       (Gain) loss on sale/disposal of
        operations                               -          (462)         -
    Net change in:
       Accounts receivable and other
        current assets                           (84)        (14)        (148)
       Accounts payable and other current
        liabilities                               23          41         (676)
       Deferred charges and other assets          20         (25)         (21)
       Other liabilities and deferred credits    103           3          111
    Other reconciling items, net                  21          47           75
      Net cash provided by operating
       activities                              1,718       1,728        1,313

    Cash Flows from Investing Activities:
    Capital expenditures                        (750)       (635)      (1,059)
    Purchase of short-term investments           (12)       (824)        (560)
    Proceeds from sale of short-term
     investments                                  28         558          924
    Investments in debt and equity securities    (32)       (140)        (129)
    Investments in and advances to equity
     affiliates                                   (2)        -        (14,445)
    Net short term (advances to)
     repayments from Cingular                    400         -           (666)
    Proceeds from sale of securities and
     operations                                  929         559        3,113
    Proceeds from repayment of loans and
     advances                                      2         109          -
    Settlement of derivatives on advances        -           (17)         -
    Other investing activities, net               (3)         (5)          (4)
      Net cash provided by (used for)
       investing activities                      560        (395)     (12,826)

    Cash Flows from Financing Activities:
    Net borrowing (repayments) of short-
     term debt                                (1,093)       (362)       2,004
    Proceeds from long-term debt                 -           -          2,389
    Repayments of long-term debt                (669)         (7)         (14)
    Dividends paid                              (494)       (457)        (494)
    Purchase of treasury shares                  (77)        -            (47)
    Other financing activities, net                6          48           13
      Net cash used for financing
       activities                             (2,327)       (778)       3,851

    Net Increase/(Decrease) in Cash from
     Continuing Operations                       (49)        555       (7,662)
    Net Increase/(Decrease) in Cash from
     Discontinued Operations                    (115)         (9)        (478)
      Net Increase (Decrease) in Cash and
       Cash Equivalents                         (164)        546       (8,140)
    Cash and Cash Equivalents at
     Beginning of Period                         680       2,947        8,820
    Cash and Cash Equivalents at End of
     Period                                     $516      $3,493         $680

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Communications Group (1)

                                        1Q05    1Q04   Growth   4Q04   Growth

    Operating Revenues
       Voice                           $3,159  $3,169   -0.3%  $3,165   -0.2%
       Data                             1,160   1,091    6.3%   1,163   -0.3%
       Other                              299     304   -1.6%     311   -3.9%
          Total Operating Revenues      4,618   4,564    1.2%   4,639   -0.5%
    Operating Expenses
       Cost of services and products 1,821 1,741 4.6% 1,846 -1.4% Selling, general, &
        administrative expenses           770     745    3.4%     884  -12.9%
       Depreciation and amortization      910     891    2.1%     909    0.1%
          Total Operating Expenses      3,501   3,377    3.7%   3,639   -3.8%
    Segment Operating Income            1,117   1,187   -5.9%   1,000   11.7%
    Interest Expense                       98      93    5.4%      96    2.1%
    Other Income (Expense), net            11       3  266.7%      12   -8.3%
    Income Before Income Taxes          1,030   1,097   -6.1%     916   12.4%
    Provision for Income Taxes            366     400   -8.5%     317   15.5%
            Segment Net Income(1)        $664    $697   -4.7%    $599   10.9%



    Selected Financial and Operating Data

    (amounts in millions)
    Segment operating income          $1,117  $1,187    -5.9%  $1,000   11.7%
    Segment operating margin           24.2%   26.0% -180 bps   21.6% 260 bps

    Long distance revenues              $578    $440    31.4%    $533    8.4%

    Switched Access MOUs              16,151  18,719   -13.7%  16,459   -1.9%
    BSLD MOUs                          6,011   4,574    31.4%   5,864    2.5%
      Total Access minutes of use     22,162  23,293    -4.9%  22,323   -0.7%

    Capital expenditures                $742    $626    18.5%  $1,047  -29.1%
    (amounts in thousands)
    Wholesale lines                    2,882   2,960    -2.6%   2,958   -2.6%
    DSL customers                      2,349   1,618    45.2%   2,096   12.1%
    LD customers                       6,470   4,596    40.8%   6,015    7.6%

    Consumer ARPU (3)                 $58.25  $53.53     8.8%  $57.16    1.9%

    LD customer counts were adjusted from previously reported 4Q04 data to exclude 115 thousand toll block customers.

    BellSouth Corporation
    Results by Segment (unaudited)
    Supplemental Operating Data  (in thousands)

    Communications Group - Network Access Lines In Service Reported (a)

                                        1Q05    1Q04   Growth   4Q04   Growth
    Access lines
       Residence
           Retail
               Primary                 11,752  12,200   -3.7%  11,771   -0.2%
               Additional               1,304   1,525  -14.5%   1,346   -3.1%
              Total Retail Residence   13,056  13,725   -4.9%  13,117   -0.5%
           Wholesale
               Resale                     133     160  -16.9%     116   14.7%
               UNE-P                    1,886   1,963   -3.9%   1,972   -4.4%
              Total Wholesale
               Residence                2,019   2,123   -4.9%   2,088   -3.3%
       Total Residence                 15,075  15,848   -4.9%  15,205   -0.9%

       Business
           Retail
               Total Retail Business    5,251   5,354   -1.9%   5,245    0.1%
           Wholesale
               Resale                      60      67  -10.4%      58    3.4%
               UNE-P                      737     714    3.2%     750   -1.7%
              Total Wholesale Business    797     781    2.0%     808   -1.4%
       Total Business                   6,048   6,135   -1.4%   6,053   -0.1%

       Other Retail/Wholesale Lines
               Retail                      30      48  -37.5%      36  -16.7%
               Wholesale                   66      56   17.9%      62    6.5%
       Total Other Retail/Wholesale
        Lines                              96     104   -7.7%      98   -2.0%

       Total Access Lines in Service   21,219  22,087   -3.9%  21,356   -0.6%

       ISDN line equivalents
             Residence                      9      12  -25.0%       9    0.0%
             Business                   1,416   1,457   -2.8%   1,459   -2.9%
       Total ISDN Adjusted ALIS        22,644  23,556   -3.9%  22,824   -0.8%
    Access Line Equivalents (b)
       Selected digital data services:
             Unbundled Loops              298     354  -15.8%     309   -3.6%
             DS0 & ADSL                14,335   9,977   43.7%  12,828   11.7%
             DS1                        7,861   7,341    7.1%   7,695    2.2%
             DS3 & higher              32,449  32,154    0.9%  32,745   -0.9%
       Total digital data lines in
        service                        54,943  49,826   10.3%  53,577    2.5%

    Total equivalent access lines in
     service                           77,587  73,382    5.7%  76,401    1.6%

    (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.


    (b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting high-speed/high-capacity circuits to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, revenue growth rates cannot be compared to line growth rates on an equivalent basis.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)

    Domestic Wireless Segment (1)(a)

                                       1Q05    1Q04   Growth    4Q04   Growth

    Operating Revenues
       Service revenues (2)           $2,968  $1,433   107.1%  $2,526   17.5%
       Equipment and other revenues      324     154   110.4%     322    0.6%
          Total Operating Revenues     3,292   1,587   107.4%   2,848   15.6%
    Operating Expenses
       Cost of services and products 1,375 594 131.5% 1,181 16.4% Selling, general, &
        administrative expenses        1,159     548   111.5%   1,084    6.9%
       Depreciation and amortization     670     221   203.2%     556   20.5%
          Total Operating Expenses     3,204   1,363   135.1%   2,821   13.6%
    Segment Operating Income              88     224   -60.7%      27  225.9%
    Interest Expense                     135      79    70.9%     121   11.6%
    Other Income (Expense), net            4     (47)  108.5%     (35) 111.4%
    Income Before Income Taxes           (43)     98  -143.9%    (129)  66.7%
    Provision for Income Taxes           (10)     39  -125.6%     (56)  82.1%
            Segment Net Income (1)      ($33)    $59  -155.9%    ($73)  54.8%



    Selected Financial and Operating Data

    (amounts in millions, except
     customer data in thousands)
    Segment operating income            $88    $224    -60.7%     $27   225.9%
    Segment operating margin           2.7%   14.1% -1140 bps    0.9%  180 bps
    Cellular/PCS Operating Metrics
     (100% Cingular):
       Total Customers               50,369  24,618    104.6%  49,109     2.6%
       Net Customer Additions         1,419     554    156.1%   1,713   -17.2%
       Partitioned Customers and/or
        Adjustments                    (159)     37   -529.7%  21,724  -100.7%
       Churn                           2.2%    2.7%   -50 bps    2.6%  -40 bps
       Wireless Service ARPU (3)     $49.59  $48.30      2.7%  $49.51     0.2%
       Minutes Of Use Per Subscriber    508     488      4.1%     526    -3.4%
       Licensed POPs (4)                292     240     21.7%     290     0.7%
       Penetration (4)                17.7%   10.9%   680 bps   17.2%   50 bps


    PRO FORMA                         1Q05    1Q04   Growth    4Q04   Growth

       Total Revenue (40%)            3,292   3,126     5.3%   3,235     1.8%
       Net Adds (100%)                1,419     174     N/M*   1,757   -19.2%
       ARPU                          $49.59  $51.26    -3.3%  $49.97    -0.8%

    * - Not meaningful.
    (a) The domestic wireless segment is comprised of BellSouth's 40% share of the reported results of Cingular Wireless.

    BellSouth Corporation
    Results by Segment (amounts in millions) (unaudited)
    Advertising & Publishing (1)


                                           1Q05   1Q04  Growth  4Q04   Growth

    Operating Revenues
       Advertising and publishing revenues  $475   $466   1.9%   $475    0.0%
       Commission revenues                    16     16   0.0%     53  -69.8%
          Total Operating Revenues           491    482   1.9%    528   -7.0%
    Operating Expenses
       Cost of services                       90     80  12.5%     94   -4.3%
       Selling, general, & administrative
        expenses                             163    156   4.5%    188  -13.3%
       Depreciation and amortization           7      7   0.0%      7    0.0%
          Total Operating Expenses           260    243   7.0%    289  -10.0%
    Segment Operating Income                 231    239  -3.3%    239   -3.3%
    Interest Expense                           3      2  50.0%      2   50.0%
    Other Income (Expense), net               (1)   -      N/M*    (1)   0.0%
    Income Before Income Taxes               227    237  -4.2%    236   -3.8%
    Provision for Income Taxes                86     90  -4.4%     91   -5.5%
            Segment Net Income(1)           $141   $147  -4.1%   $145   -2.8%

    Segment operating income                $231   $239  -3.3%   $239   -3.3%
    Segment operating margin               47.0%  49.6%-260bps  45.3% 170 bps

    * - Not meaningful.

     BellSouth Corporation
     Notes

    (1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Certain intersegment revenues are not eliminated for purposes of management reporting.

    (2) Wireless service revenues includes activation fees, access, airtime, roaming, long distance and value added services. Roaming revenues are included on a gross basis for the Domestic Wireless segment. Average monthly revenue per customer is calculated by dividing average monthly service revenue by average customers.

    (3) Management uses average revenue per unit (ARPU) as an indicator of operating performance of the business. Consumer ARPU - is defined as consumer revenues during the period divided by average primary access lines during the period. Wireless Service ARPU - Cellular/PCS is defined as Cellular/PCS service revenues during the period divided by average Cellular/PCS subscribers during the period. This metric is used to compare the recurring revenue amounts being generated on our network to prior periods and internal targets. We believe that each of these metrics provides useful information concerning the performance of our initiatives to attract and retain high value customers and the use of our network.

    (4) Licensed POPs refers to the number of people residing in areas where Cingular and its partners have licenses to provide cellular or PCS service including areas where Cingular has not yet commenced service. Penetration calculation for 1Q05 is based on licensed "operational" POP's of 285 million.

    BellSouth Corporation
    Non-GAAP Measures - Reconciliation
    (amounts in millions) (unaudited)

    Segment Net Income Reconciliation to GAAP Net Income

                                               1Q05        1Q04       4Q04

    Communications group segment net income     $664        $697       $599
    Domestic wireless group segment net income   (33)         59        (73)
    Advertising and publishing group
     segment net income                          141         147        145
    Corporate, eliminations and other            (54)        (15)       (31)
    Normalized net income                        718         888        640
      Add back Excluded non-recurring or
       non-operational items (a)                 346         711        724
    Consolidated GAAP net income              $1,064      $1,599     $1,364



              Free Cash Flow
                                               1Q05        1Q04       4Q04
    Net cash provided by operating
     activities                               $1,718      $1,728     $1,313
      Less Capital Expenditures                 (750)       (635)    (1,059)
    Operating Free Cash Flow                    $968      $1,093       $254



                 Net Debt
                                            March 31,  December 31,
                                              2005        2004

    Total Debt                               $18,818     $20,583
      Less Cash                                 (516)       (680)
    Net Debt                                 $18,302     $19,903



    Communications Group Operating Income
     before Depreciation and Amortization

                                               1Q05        1Q04       4Q04

    Operating Revenues                        $4,618      $4,564     $4,639
    Operating Income                           1,117       1,187      1,000
      Add back Depreciation and amortization     910         891        909
    Operating Income before Depreciation
     and Amortization                         $2,027      $2,078     $1,909
    Margin                                     43.9%       45.5%      41.2%

    Domestic Wireless Operating Income
     before Depreciation and Amortization
                                               1Q05        1Q04       4Q04

    Service revenues                          $2,968      $1,433     $2,526
    Equipment and other revenues                 324         154        322
    Operating revenues                         3,292       1,587      2,848
    Operating Income                              88         224         27
    Operating Margin (Operating income
     divided by operating revenues) (c)         2.7%       14.1%       0.9%
      Add back Depreciation and amortization     670         221        556
    Operating Income before Depreciation
     and Amortization                           $758        $445       $583
    Margin (Operating Income before
     Depr & Amort divided by service
     revenues)(c)                              25.5%       31.1%      23.1%

    Domestic Wireless Pro Forma Revenue
                                               1Q05        1Q04       4Q04

    Operating Revenue                         $3,292      $1,587     $2,848
      Add back Pro Forma Adjustments (b)         -         1,539        387
    Total Operating Revenue (Pro Forma)       $3,292      $3,126     $3,235

    Domestic Wireless Pro Forma ARPU
                                               1Q05        1Q04       4Q04

    Service revenues                          $2,968      $1,433     $2,526
      Less Mobitex data revenues                 -            23         15
      Add back Pro Forma Adjustments (b)         -         1,404        353
    Service revenue used to calculate Pro
     Forma ARPU                               $2,968      $2,814     $2,864
    ARPU (Pro Forma)                          $49.59      $51.26     $49.97

    (a) See pages 3 and 4 for detail of excluded items.
    (b) These adjustments are consistent in nature with those set forth in Cingular's Form 8-K dated October 25, 2004, as amended on November 29, 2004 and March 11, 2005.
    (c) Margin calculations for our domestic wireless segment represents 40% of Cingular's margin calculations adjusted for the related normalized items as presented on pages 3-4.